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Dear                        :

        Effective                        ("End Date"), your position with On Command Corporation (the "Company") will be terminated. The purpose of this letter is to offer you severance benefits on the terms and conditions set forth in the attached Summary Plan Description for the On Command Corporation 2001 Severance Pay Plan ("SPD") and Waiver and Release Agreement.

        Please review the SPD carefully. If you sign the attached Waiver and Release Agreement, you will receive severance pay in the amount set forth in the Waiver and Release Agreement and you will, in return, relinquish all legal rights to sue or bring charges against the Company.

        THE ATTACHED WAIVER AND RELEASE AGREEMENT HAS BINDING LEGAL EFFECT AND CAN BE ENFORCED IN COURT ONCE YOU SIGN IT. YOU ARE INVITED AND ADVISED TO CONSULT AN ATTORNEY BEFORE YOU SIGN IT.

        Under the Older Workers' Benefit Protection Act ("OWBPA"), you must be offered at least forty-five (45) days after your last day of work to consider the Waiver and Release Agreement. Please feel free to take the full 45 days to consider the Waiver and Release Agreement. If you do not wish to take advantage of the full 45-day consideration period, please sign and return the Waiver of OWBPA 45-day Waiting Period form. YOU CANNOT SIGN AND RETURN EITHER THE WAIVER AND RELEASE AGREEMENT OR THE WAIVER OF OWBPA 45-DAY WAITING PERIOD FORM UNTIL AFTER YOUR END DATE. At the appropriate time, the documents should be returned to Kim Getman, Human Resources Department, On Command Corporation, 7900 East Union Avenue, Denver, CO 80237.

        FURTHER, AFTER YOU SIGN THE WAIVER AND RELEASE AGREEMENT, YOU WILL HAVE A SEVEN (7) DAY GRACE PERIOD WITHIN WHICH YOU MAY REVOKE YOUR SIGNATURE TO THE AGREEMENT BY GIVING WRITTEN NOTICE, AND THE AGREEMENT WILL NOT BE EFFECTIVE OR ENFORCEABLE UNTIL THE SEVEN (7) DAY REVOCATION PERIOD HAS EXPIRED. YOU WILL NOT RECEIVE ANY SEVERANCE PAY UNTIL ALL APPLICABLE WAITING PERIODS HAVE ELAPSED.

        IF THE COMPANY DOES NOT RECEIVE THE FULLY-EXECUTED WAIVER AND RELEASE AGREEMENT ON OR BEFORE THE FORTY-NINTH (49TH) DAY AFTER YOUR END DATE, THIS SEVERANCE OFFER WILL BE REVOKED AND ALL TERMS AND CONDITIONS SET FORTH IN THE AGREEMENT WILL BE NULL AND VOID.

        If you choose not to sign the Waiver and Release Agreement, please be assured that the Company will not engage in retaliation of any kind, by reason of your decision not to sign, or to revoke your acceptance. Of course, the Company reserves its right to defend itself to the fullest against any lawsuit, claim or charge that you may bring in the future, and to assert any available counterclaims against you as permitted by law.

        To acknowledge your receipt of this letter, the attached SPD, and the Waiver and Release Agreement, please sign the Employee's Acknowledgment in the space provided, enter the date, and return a copy of this letter to Kim Getman, Human Resources Department, On Command Corporation, 7900 East Union Avenue, Denver, CO 80237.

        If you have any questions regarding this letter, please contact me at 720/873-3403.

ON COMMAND CORPORATION
Kim Getman Corporate Human Resources Manager

EMPLOYEE'S ACKNOWLEDGMENT

        I have read and I understand this letter, and I acknowledge receipt of a Summary Plan Description for the On Command Corporation 2001 Severance Pay Plan, dated May 18, 2001 and a Waiver and Release Agreement.

Employee Signature:	Date Received:
Date Signed:

WAIVER AND RELEASE AGREEMENT

        I,                        , do freely and voluntarily enter into this Waiver and Release Agreement ("Agreement"), intending to be legally bound according to the terms set forth below.

        I acknowledge that On Command Corporation ("Employer") has agreed to pay me the sum of                        Dollars ($                        ), less applicable tax withholding, in exchange for my agreements set forth below in this Agreement. I acknowledge that this sum represents an additional payment to me, over and above all compensation (including salary, wages, bonuses, or benefits) to which I am entitled due to my employment.

        For this valuable consideration, I hereby agree and state as follows:

1.
I, individually and on behalf of my successors, heirs and assigns, release, waive and discharge Employer and any of its parents, subsidiaries, or otherwise affiliated corporations, partnerships or business enterprises, and their respective present and former directors, shareholders, employees, and assigns (hereinafter "Released Parties"), from any and all causes of action, claims, charges, demands, losses, damages, costs, attorneys' fees and liabilities of any kind that I may have or claim to have, in any way relating or arising out of any act of commission or omission from the beginning of time through the date of my execution of this Agreement. This release includes, but is not limited to:

a.
Claims under federal, state, or local laws prohibiting age, sex, race, national origin, disability, religion, retaliation, or any other form of discrimination, such as the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, Civil Rights Act of 1991, 42 U.S.C. §1981, §1985, §1986 and the Americans with Disabilities Act.

b.
Intentional infliction of emotional distress and other tort claims;

c.
Breach of express or implied contract claims;

d.
Promissory estoppel claims;

e.
Retaliatory discharge claims;

f.
Wrongful discharge claims;

g.
Breach of the express or implied covenant of good faith and fair dealing;

h.
Constructive discharge; and

i.
Other legal and equitable claims relating to my original offer of employment, my employment, and the termination of my employment.

2.
I hereby warrant and represent that I have not filed or caused to be filed any charge or claim against any Released Party with any administrative agency, court of law or other tribunal. I agree not to pursue or bring before any federal, state or other governmental authority or court any claim, complaint, or charge against any of the Released Parties, relating to any of the matters released hereby, and further, I agree that I am not entitled to any remedy or relief if I were to pursue any such claim, complaint or charge.

3.
I acknowledge that to the extent that I have been granted options to purchase Employer's stock, the vesting of such options will not accelerate as a result of the termination of my employment and any options that were vested on the last day of my employment will terminate                         months after the last day of my employment.

4.	I acknowledge that my last day of employment with Employer was	.	Initial:
		[Fill In Date]	Employer
Employee
5.
I hereby declare that this Agreement constitutes the entire and final agreement between me and the Released Parties, superseding any and all prior agreements, and that the Released Parties have not made any promise or offered any other agreement, except those expressed in this document, to induce or persuade me to enter into this Agreement.

6.
I hereby acknowledge that I am forty (40) years of age or over.

7.
BY SIGNING THIS AGREEMENT, I ACKNOWLEDGE THAT EMPLOYER HAS ADVISED ME TO DISCUSS THIS WAIVER AND RELEASE AGREEMENT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT. I acknowledge and agree that the Released Parties are not responsible for any of my costs, expenses, and attorney's fees, if any, incurred in connection with any claim or the review and signing of this Agreement.

8.
I acknowledge and state that I have been given a period of at least forty-five (45) days in which to consider the terms of this Agreement.

9.
I UNDERSTAND THAT I HAVE THE RIGHT TO REVOKE THIS AGREEMENT AT ANY TIME WITHIN SEVEN (7) DAYS AFTER SIGNING IT, BY PROVIDING WRITTEN NOTICE TO KIM GETMAN, HUMAN RESOURCES DEPARTMENT, ON COMMAND CORPORATION, 7900 EAST UNION AVENUE, DENVER, CO 80237, AND THIS AGREEMENT IS NOT EFFECTIVE OR ENFORCEABLE UNTIL THE SEVEN (7) DAY REVOCATION PERIOD HAS EXPIRED.

10.
I acknowledge that, pursuant to the Age Discrimination in Employment Act, I have had at least forty-five (45) days to consider the information provided by Employer in Exhibit A attached to this Agreement which:

a.
identifies all employees, by age and job title, to whom this severance arrangement has been offered; and

b.
identifies all employees, by age and job title, who were eligible for this severance arrangement.

11.
I acknowledge that the Summary Plan Description for the On Command Corporation 2001 Severance Pay Plan, a copy of which has been provided to me, describes the individuals covered by the severance arrangement, the eligibility requirements for the severance arrangement, and the time limits applicable to the severance arrangement.

12.
I acknowledge that my Agreement Regarding Proprietary Information and Inventions and my Confidentiality Agreement remain in effect. Further, I agree not to disclose confidential and proprietary information of any Released Party to any third party, except in response to a valid Order of a court or other governmental body of the United States, and only after providing

  Released Parties notice and an opportunity to respond to such third parties regarding such disclosure. Confidential and proprietary information includes, but is not limited to, identity of customers, vendors and suppliers, marketing methods, prices and business strategies, intellectual property, system designs, computer software, compensation and benefits of employees and other items of employment.

13.
I represent and warrant that I have returned all documents and equipment relating to my employment with Employer, including without limitation, all files, training materials, policies and procedures, notebooks, handbooks, customer lists, mailing lists, account information, credit cards, phone cards, cellular phones, automobiles, computers and all other tangible or intangible property belonging to Employer, and relating to my employment. I further warrant and represent that I have not retained copies of such property.

14.
I agree to cooperate fully with the Released Parties concerning any business or legal matters about which I had knowledge during my employment.

15.
I agree that this Agreement is a compromise of claims and charges and/or potential claims and charges which may be in dispute, and that this Agreement does not constitute an admission of liability or an admission against interest of any Released Party.

16.
In the event I violate or otherwise breach this Agreement, I shall be subject to legal and injunctive relief and shall be liable for the reasonable costs and expenses (including attorneys' fees) incurred by the Released Parties in connection with enforcement of this Agreement.

17.
This Agreement shall be governed by the laws of the State of Colorado without effect to conflicts of law principles.

18.
THIS AGREEMENT BECOMES NULL AND VOID AND OF NO FURTHER FORCE OR EFFECT IF EMPLOYER DOES NOT RECEIVE THE EXECUTED AGREEMENT ON OR BEFORE THE FORTY-NINTH (49TH) DAY AFTER MY END DATE AS SET BY EMPLOYER.

        IN WITNESS WHEREOF, I have placed my signature this            of                        , 2002.

EMPLOYEE

Witness

STATE OF
)
)ss:
COUNTY OF	)

        On this            day of                        , 2002, before me,                         , the undersigned, personally appeared                        , known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument and acknowledged that he/she executed the same for the purposes therein contained.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public
[SEAL]	My commission expires:

Date Received:
Human Resources
Date Approved:
Human Resources

EXHIBIT A

WAIVER OF OWBPA 45 DAY WAITING PERIOD

        I acknowledge that on or about                        , my Employer gave me a Waiver and Release Agreement as part of the On Command Corporation 2001 Severance Pay Plan and advised me to consult an attorney before I signed it and further advised me that I had forty-five (45) days from my End Date to consider that Agreement.

        Although forty-five (45) days from my End Date have not passed, I have considered the Agreement, and:

have consulted an attorney.	OR	although advised to, have decided not to have an attorney review the Agreement.

[Circle one of the above]

        Therefore, I waive any remaining portion of the forty-five (45) day review period and request that the seven (7) day revocation period during which I may revoke my acceptance of the Agreement, begin. I UNDERSTAND THAT I MAY NOT WAIVE THE SEVEN (7) DAY REVOCATION PERIOD. I further authorize the Employer to release to me the severance payment less applicable tax withholdings upon the expiration of the seven (7) day revocation period.

Date

NOTE:    This Waiver cannot be executed prior to your End Date!

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EMPLOYEE'S ACKNOWLEDGMENT
WAIVER AND RELEASE AGREEMENT
EXHIBIT A
WAIVER OF OWBPA 45 DAY WAITING PERIOD